Exhibit 10.19

PS INTERNATIONAL GROUP LTD.
2024 SHARE INCENTIVE PLAN

ARTICLE 1
PURPOSE

The purpose of this 2024 SHARE INCENTIVE PLAN is to promote the success and enhance the value of PS International Group Ltd., an exempted company incorporated in the Cayman Islands with limited liability (the “Company”), by linking the personal interests of the Directors, Employees, and Consultants to those of the Company’s shareholders and by providing such individuals with an incentive for outstanding performance to generate superior returns to the Company’s shareholders. The Plan is further intended to provide flexibility to the Company and any Parent or Subsidiary in their ability to motivate, attract, and retain the services of the above individuals upon whose judgment, interest, and special effort the successful conduct of the operations of the Company and any Parent or Subsidiary are largely dependent.

ARTICLE 2
DEFINITIONS AND CONSTRUCTION

Wherever the following terms are used in the Plan they shall have the meanings specified below, unless the context clearly indicates otherwise. The singular pronoun shall include the plural where the context so indicates.

2.1 “Administrator” means the Board, or if delegated by the Board, the Committee.

2.2 “Applicable Laws” means the legal requirements relating to the Plan and the Awards under applicable provisions of the corporate, securities, tax and other laws, rules, regulations and government orders, and the rules of any applicable stock exchange or national market system, of the Cayman Islands and any jurisdiction applicable to Awards granted to residents therein.

2.3 “Award” means an Option, Restricted Share or Restricted Share Unit award(s) granted to a Participant pursuant to the Plan, and an Award may consist of one such security or benefit, or two or more of them in any combination or alternative.

2.4 “Board” means the board of directors of the Company.

2.5 “Cause” with respect to a Participant means (unless otherwise expressly provided in the applicable Notice of Grant, or another applicable contract between the Company or any Service Recipient and the Participant that defines such term for purposes of determining the effect that a “for cause” termination has on the Participant’s Awards) each of the following and the determination of the existence of Cause shall be determined by the Administrator:

(a) the Participant has been negligent in the discharge of his or her duties to the Service Recipient, has refused to perform stated or assigned duties or is incompetent in or (other than by reason of a disability or analogous condition) incapable of performing those duties;

(b) the Participant has been dishonest or committed or engaged in an act of theft, embezzlement or fraud, a breach of confidentiality, an unauthorized disclosure or use of inside information, customer lists, trade secrets or other confidential information;

(c) the Participant has breached a fiduciary duty, or willfully and materially violated any other duty, law, rule, regulation, or policy of the Service Recipient; or has been convicted of, or plead guilty or nolo contendere to, a felony, misdemeanor, or analogous crime under local law (other than minor traffic violations or similar offenses);

(d) the Participant has materially breached any of the provisions of any agreement with the Service Recipient;

(e) the Participant has engaged in unfair competition with, or otherwise acted intentionally in a manner injurious to the reputation, business, or assets of, the Company, any Parent, or any Subsidiary; or

(f) the Participant has improperly induced a vendor or customer to break or terminate any contract with the Company, any Parent, or any Subsidiary or induced a principal for whom the Service Recipient acts as agent to terminate such agency relationship.

A termination for Cause shall be deemed to occur (subject to reinstatement upon a contrary final determination by the Administrator) on the date on which the Service Recipient first delivers written notice to the Participant of a finding of termination for Cause.

2.6 “Code” means the Internal Revenue Code of 1986 of the United States, as amended.

2.7 “Committee” means a committee of one or more members of the Board to whom the Board shall delegate the authority to grant or amend Awards to Participants.

2.8 “Consultant” means any Person who renders services directly or indirectly to a Service Recipient and who is recognized by the Administrator; provided that such services are not in connection with the offer or sale of securities in a capital-raising transaction and do not directly or indirectly promote or maintain a market for the Company’s securities and the Person qualifies as a consultant or advisor under Instruction A.1.(a)(1) of Form S-8 under the Securities Act.

2.9 “Corporate Transaction”, unless otherwise defined in a Notice of Grant, means any of the following transactions, provided, however, that the Administrator may determine, under (d) and (e) whether multiple transactions are related, and its determination shall be final, binding and conclusive:

(a) an amalgamation, arrangement or consolidation or scheme of arrangement (i) in which the Company is not the surviving entity, except for a transaction the principal purpose of which is to change the jurisdiction in which the Company is incorporated or (ii) following which the holders of the voting securities of the Company do not continue to hold more than fifty percent (50%) of the combined voting power of the voting securities of the surviving entity;

(b) the sale, transfer or other disposition of all or substantially all of the assets of the Company;

(c) the complete liquidation or dissolution of the Company;

(d) any reverse takeover or series of related transactions culminating in a reverse takeover (including, but not limited to, a tender offer followed by a reverse takeover) in which the Company is the surviving entity but in which securities possessing more than fifty percent (50%) of the total combined voting power of the Company’s outstanding securities are transferred to a Person or Persons different from those who held or beneficially owned such securities immediately prior to such takeover or the initial transaction culminating in such takeover, but excluding any such transaction or series of related transactions that the Administrator determines shall not be a Corporate Transaction; or

(e) acquisition in a single or series of related transactions by any Person or related group of Persons (other than the Company, or a person that directly or indirectly controls, is controlled by or is under common control with the Company, or by a Company-sponsored employee benefit plan or trust) of beneficial ownership (within the meaning of Rule 13d-3 of the Exchange Act) of securities possessing more than fifty percent (50%) of the total combined voting power of the Company’s outstanding securities but excluding any such transaction or series of related transactions that the Administrator determines shall not be a Corporate Transaction.

2.10 “Director” means a member of the Board or a member of the board of directors of any Parent, or Subsidiary.

2.11 “Disability”, unless otherwise defined in a Notice of Grant, means total and permanent disability as defined in Section 22(e)(3) of the Code; provided that in the case of an Award other than an Incentive Share Option, “Disability” means that the Participant qualifies to receive long-term disability payments under the Service Recipient’s long-term disability insurance program, as it may be amended from time to time, regardless of whether the Participant is covered by such policy. If the Service Recipient to which the Participant provides service does not have a long-term disability plan in place, “Disability” for purposes of an Award other than an Incentive Share Option means that a Participant is unable to carry out the responsibilities and functions of the position held by the Participant by reason of any medically determinable physical or mental impairment for a period of not less than ninety (90) consecutive days. A Participant will not be considered to have incurred a Disability unless he or she furnishes proof of such impairment sufficient to satisfy the Administrator in its discretion.

2.12 “Effective Date” shall have the meaning set forth in Section 11.1.

2.13 “Employee” means any person, including an officer of the Company (if any) or any Parent, or Subsidiary, who is in the employment of a Service Recipient, subject to the control and direction of the Service Recipient as to both the work to be performed and the manner and method of performance. The payment of a director’s fee by a Service Recipient shall not be sufficient to constitute “employment” by the Service Recipient.

2.14 “Exchange Act” means the Securities Exchange Act of 1934 of the United States, as amended.

2.15 “Fair Market Value” means, as of any date, the value of a Share determined as follows:

(a) If the Shares are readily tradable on an established securities market, its Fair Market Value shall be the closing sales price for such shares (or the closing bid, if no sales were reported) as quoted on the principal exchange or system on which the Shares are listed (as determined by the Administrator) on the date of determination (or, if no closing sales price or closing bid was reported on that date, as applicable, on the last trading date such closing sales price or closing bid was reported), as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

(b) If the Shares are regularly quoted on an automated quotation system (including the OTC Bulletin Board) or by a recognized securities dealer, its Fair Market Value shall be the closing sales price for such shares as quoted on such system or by such securities dealer on the date of determination, but if selling prices are not reported, the Fair Market Value of a Share shall be the mean between the high bid and low asked prices for the Shares on the date of determination (or, if no such prices were reported on that date, on the last date such prices were reported), as reported in The Wall Street Journal or such other source as the Administrator deems reliable; or

(c) If the Shares are not readily tradable on an established securities market or not regularly quoted on an automated quotation system (including the OTC Bulletin Board) or by a recognized securities dealer, the Fair Market Value of a Share shall be determined by the Administrator in good faith and in its discretion by reference to one or more of the following and such Fair Market Value shall be binding on all participants: (i) the placing price of the latest private placement of the Shares and the development of the Company’s business operations and the general economic and market conditions since such latest private placement, (ii) other third party transactions involving the Shares and the development of the Company’s business operation and the general economic and market conditions since such sale, (iii) an independent valuation of the Shares, or (iv) such other methodologies or information as the Administrator determines, to be indicative of Fair Market Value and relevant.

Notwithstanding the preceding, for federal, state, and local income tax reporting purposes and for such other purposes as the Administrator deems appropriate, the Fair Market Value of a Share shall be determined by the Administrator in accordance with uniform and nondiscriminatory standards adopted by it from time to time. In addition, the determination of Fair Market Value in all cases shall be in accordance with the requirements set forth under Section 409A of the Code to the extent necessary for an Award to comply with, or be exempt from, Section 409A of the Code. The Administrator’s determination of Fair Market Value for all purposes shall be conclusive and binding on all Persons.

2.16 “Incentive Share Option” means an Option that is intended to meet the requirements of Section 422 of the Code or any successor provision thereto.

2.17 “Non-Qualified Share Option” means an Option that by its terms, or in operation, does not qualify or is not intended to be an Incentive Share Option.

2.18 “Notice of Grant” means the notice of grant to be sent from the Administrator, on behalf of the Company, to the Participant evidencing an Award, including through electronic medium, which shall contain such terms and conditions with respect to an Award as the Administrator may determine consistent with the Plan.

2.19 “Option” means a right granted to a Participant pursuant to Article 5 of the Plan to purchase a specified number of Shares at a specified price during specified time periods. An Option may be either an Incentive Share Option or a Non-Qualified Share Option.

2.20 “Participant” means a Director, Employee, or Consultant who has been granted an Award as determined by the Administrator pursuant to the Plan.

2.21 “Parent” means a parent corporation of the Company under Section 424(e) of the Code.

2.22 “Person” means any individual, general partnership, limited partnership, limited liability partnership, limited liability company, corporation, joint venture, trust, business trust, cooperative or association and the heirs, executors, administrators, legal representatives, successors and assigns of such Person where the context so permits.

2.23 “Plan” means this 2024 Share Incentive Plan, as it may be amended from time to time.

2.24 “Restricted Share” means a Share awarded to a Participant pursuant to Article 6, or issued pursuant to the early exercise of an Option, that is subject to certain restrictions on transfer, rights of first refusal, repurchase provisions, forfeiture provisions and other terms and conditions established by the Administrator and may be subject to risk of forfeiture.

2.25 “Restricted Share Unit” means the right granted to a Participant pursuant to Article 7 to receive a Share at a future date.

2.26 “Securities Act” means the Securities Act of 1933 of the United States, as amended.

2.27 “Service Recipient” means the Company or any Parent, or Subsidiary, to which a Participant provides services as an Employee, a Consultant or a Director.

2.28 “Share” means ordinary shares of the Company, and such other securities of the Company that may be substituted for Shares pursuant to Article 9.

2.29 “Subsidiary” means any corporation or other entity of which a majority of the outstanding voting shares or voting power is beneficially owned directly or indirectly by the Company.

2.30 “Trading Date” means the closing of the first sale to the general public of the Shares pursuant to a registration statement filed with and declared effective by the U.S. Securities and Exchange Commission under the Securities Act.

ARTICLE 3
SHARES SUBJECT TO THE PLAN

3.1 Number of Shares.

(a) Subject to the provisions of Article 9 and Section 3.1(b), the maximum aggregate number of Shares which may be issued pursuant to all Awards shall initially be 2,527,027 Shares (the “Share Limit”). Subject to the authorized share capital as provided in the memorandum of association and articles of association of the Company then in effect, the Share Limit will be increased automatically on January 1st of each calendar year during the term of this Plan commencing on January 1st, 2025 (each, an “Evergreen Date”), by an amount equal to one percent (1%) of the total number of outstanding shares of the Company on the end of the calendar year immediately preceding the applicable Evergreen Date.

(b) To the extent that an Award terminates, expires, or lapses for any reason, any Shares subject to the Award shall again be available for the grant of an Award pursuant to the Plan, subject to the Share Limit. To the extent permitted by Applicable Laws, Shares issued in assumption of, or in substitution for, any outstanding awards of any entity acquired in any form or combination by the Company or any Parent or Subsidiary shall not be counted against the Share Limit. Shares delivered by the Participant or withheld by the Company in payment of the exercise price thereof or tax withholding thereon (including Shares which have been issued upon the exercise or settlement of any Award under the Plan and then surrendered by the Participant or repurchased by the Company in the consideration of the exercise price thereof or withholding tax thereon), shall again be available for the grant of an Award pursuant to the Plan, subject to the Share Limit. If any Awards are forfeited by the Participant or repurchased by the Company, the Shares underlying such Awards shall again be available for the grant of an Award pursuant to the Plan, subject to the Share Limit. Notwithstanding the provisions of this Section 3.1(b), no Shares shall again be available for the grant of an Award pursuant to the Plan if such action would cause an Incentive Share Option to fail to qualify as an Incentive Share Option under Section 422 of the Code.

(c) No more than 2,527,027 Shares may be issued under the Plan as Incentive Share Options.

3.2 Shares Distributed. Any Shares distributed pursuant to an Award may consist, in whole or in part, of authorized and unissued Shares, treasury shares (subject to Applicable Laws) or Shares purchased on the open market.

ARTICLE 4
ELIGIBILITY AND PARTICIPATION

4.1 Eligibility. Persons eligible to participate in this Plan are Directors, Employees and Consultants, including any prospective Director, Employee, or Consultant who has accepted an offer of employment or service and will be a Director, Employee, or Consultant after the commencement of their service.

4.2 Participation. Subject to the provisions of the Plan, the Administrator may, from time to time, select from among all eligible individuals, those to whom Awards shall be granted and determine the nature and amount of each Award. No individual shall have any right to be granted an Award pursuant to this Plan, unless otherwise determined by the Administrator in accordance with the Plan.

4.3 Jurisdictions. In order to assure the viability of Awards granted to Participants employed in various jurisdictions, the Administrator may provide for such special terms as it may consider necessary or appropriate to accommodate differences in local law, tax policy, or custom applicable in the jurisdiction in which the Participant resides or is employed. Moreover, the Administrator may approve such supplements to, or amendments, restatements, or alternative versions of, the Plan as it may consider necessary or appropriate for such purposes without thereby affecting the terms of the Plan as in effect for any other purpose; provided, however, that no such supplements, amendments, restatements, or alternative versions shall increase the Share Limit contained in Section 3.1(a) of the Plan. Notwithstanding the foregoing, the Administrator may not take any actions hereunder, and no Awards shall be granted, that would violate any Applicable Laws.

ARTICLE 5
OPTIONS

5.1 General. The Administrator is authorized to grant Options to Participants on the following terms and conditions:

(a) Exercise Price. The exercise price per Share subject to an Option shall be determined by the Administrator and set forth in the Notice of Grant which may be a fixed or variable price related to the Fair Market Value of the Shares and no less than the par value of such Shares. The exercise price per Share subject to an Option may be amended or adjusted in the absolute discretion of the Administrator, the determination of which shall be final, binding, and conclusive. For the avoidance of doubt, to the extent not prohibited by Applicable Laws, a downward adjustment of the exercise price of an Option mentioned in the preceding sentence may be effective without the approval of the Company’s shareholders or the approval of the affected Participant.

(b) Time and Conditions of Exercise. The Administrator shall determine the time or times at which an Option may be exercised in whole or in part, including exercise prior to vesting (subject to forfeiture of Shares issuable upon exercise if the Option does not vest); provided that the term of any Option granted under the Plan shall not exceed ten years, except as provided in Section 12.1. The Administrator shall also determine any conditions, if any, that must be satisfied before all or part of an Option may be exercised.

(c) Payment. The Administrator shall determine the methods by which the exercise price of an Option may be paid, the form of payment, including, without limitation (i) cash or check denominated in U.S. Dollars, (ii) to the extent permissible under the Applicable Laws, cash or check in Hong Kong Dollars, (iii) cash or check denominated in any other local currency as approved by the Administrator, (iv) Shares held for such period of time as may be required by the Administrator in order to avoid adverse financial accounting consequences and having a Fair Market Value on the date of delivery equal to the aggregate exercise price of the Option or exercised portion thereof, (v) after the Trading Date, the delivery of a notice that the Participant has placed a market sell order with a broker with respect to Shares then issuable upon exercise of the Option, and that the broker has been directed to pay a sufficient portion of the net proceeds of the sale to the Company in satisfaction of the Option exercise price; provided that payment of such proceeds is then made to the Company upon settlement of such sale, (vi) other property acceptable to the Administrator with a Fair Market Value equal to the exercise price, or (vii) any combination of the foregoing. Notwithstanding any other provision of the Plan to the contrary, no Participant who is a member of the Board or an “executive officer” of the Company within the meaning of Section 13(k) of the Exchange Act shall be permitted to pay the exercise price of an Option in any method which would violate Section 13(k) of the Exchange Act.

(d) Evidence of Grant. Each Option shall be evidenced by a Notice of Grant sent from the Administrator on behalf of the Company to the Participant. The Notice of Grant shall include such additional provisions as may be specified by the Administrator.

(e) Effects of Termination of Employment or Service on Options. Termination of employment or service shall have the following effects on Options granted to the Participants:

(i) Dismissal for Cause. Unless otherwise provided in the Notice of Grant, if a Participant’s employment by or service to the Service Recipient is terminated by the Service Recipient for Cause, the Participant’s Options will terminate upon such termination, whether or not the Option is then vested and/or exercisable;

(ii) Death or Disability. Unless otherwise provided in the Notice of Grant, if a Participant’s employment by or service to the Service Recipient terminates as a result of the Participant’s death or Disability:

(A) the Participant (or his or her legal representative or beneficiary, in the case of the Participant’s Disability or death, respectively), will have the right to exercise the Participant’s Options (or portion thereof) until the expiration of the term of the Options to the extent that such Options were vested and exercisable on the date of the Participant’s termination of employment on account of death or Disability;

(B) the Options, to the extent not vested and exercisable on the date of the Participant’s termination of employment or service, shall immediately terminate for nil consideration upon the Participant’s termination of employment or service on account of death or Disability; and

(C) the Options, to the extent exercisable on the date of the Participant’s termination of employment on account of death or Disability and not exercised prior to the expiration of the term of the Options, shall terminate at the close of business on the expiration of the term of the Options.

(iii) Other Terminations of Employment or Service. Unless otherwise provided in the Notice of Grant, if a Participant’s employment by or service to the Service Recipient terminates for any reason other than a termination by the Service Recipient for Cause or because of the Participant’s death or Disability:

(A) the Participant will have the right to exercise his or her Options (or portion thereof) for three (3) months following such termination to the extent that such Options were vested and exercisable on the date of the Participant’s termination of employment or service;

(B) the Options, to the extent not vested and exercisable on the date of the Participant’s termination of employment or service, shall terminate upon the Participant’s termination of employment or service; and

(C) the Options, to the extent exercisable on the date of the Participant’s termination of employment or service and not exercised prior to the three (3) month anniversary of such termination, shall terminate at the close of business on the three (3) month anniversary of such termination.

5.2 Incentive Share Options. Incentive Share Options may be granted only to Employees. Incentive Share Options may not be granted to Directors or Consultants. The terms of any Incentive Share Options granted pursuant to the Plan, in addition to the requirements of Section 5.1, must comply with the following additional provisions of this Section 5.2:

(a) Individual Dollar Limitation. The aggregate Fair Market Value (determined as of the time the Option is granted) of all Shares with respect to which Incentive Share Options are first exercisable by a Participant in any calendar year may not exceed US$100,000 or such other limitation as imposed by Section 422(d) of the Code, or any successor provision. To the extent that Incentive Share Options are first exercisable by a Participant in excess of such limitation, the excess shall be considered Non-Qualified Share Options.

(b) Exercise Price. The exercise price of an Incentive Share Option shall be equal to the Fair Market Value on the date of grant. However, the exercise price of any Incentive Share Option granted to any individual who, at the date of grant, owns shares possessing more than ten percent (10%) of the total combined voting power of all classes of shares of the Company may not be less than one hundred ten percent (110%) of Fair Market Value on the date of grant and such Option may not be exercisable for more than five (5) years from the date of grant.

(c) Transfer Restriction. The Participant shall give the Administrator prompt notice of any disposition of Shares acquired by exercise of an Incentive Share Option within (i) two years from the date of grant of such Incentive Share Option or (ii) one year after the transfer of such Shares to the Participant.

(d) Expiration of Incentive Share Options. No Award of an Incentive Share Option may be made pursuant to this Plan after the tenth anniversary of the Effective Date.

(e) Right to Exercise. During a Participant’s lifetime, an Incentive Share Option may be exercised only by the Participant.

ARTICLE 6
RESTRICTED SHARES

6.1 Grant of Restricted Shares. The Administrator, at any time and from time to time, may grant Restricted Shares to Participants as the Administrator, in its sole discretion, shall determine. The Administrator, in its sole discretion, may determine the number of Restricted Shares to be granted to each Participant.

6.2 Restricted Shares Notice of Grant. Each Award of Restricted Shares shall be evidenced by a Notice of Grant that shall specify the period of restriction, the number of Restricted Shares granted, the vesting schedule and such other terms and conditions as the Administrator, in its sole discretion, may determine. Unless the Administrator determines otherwise, Restricted Shares shall be held by the Company as escrow agent until the restrictions on such Restricted Shares have lapsed.

6.3 Issuance and Restrictions. Restricted Shares shall be subject to such restrictions on transferability and other restrictions as the Administrator may impose (including, without limitation, limitations on transfer, right of first refusal, repurchase provisions, forfeiture provisions, the right to vote Restricted Shares or the right to receive dividends on the Restricted Shares). These restrictions may lapse separately or in combination at such times, pursuant to such circumstances, in such installments, or otherwise, as the Administrator determines at the time of the grant of the Award or thereafter.

6.4 Forfeiture/Repurchase. Except as otherwise determined by the Administrator at the time of the grant of the Award or thereafter, upon termination of employment or service during the applicable restriction period, the unvested Restricted Shares and the Restricted Shares that are at that time subject to restrictions shall be forfeited or repurchased in accordance with the Notice of Grant; provided, however, the Administrator may (a) provide in any Restricted Share Notice of Grant that restrictions or forfeiture and repurchase conditions relating to Restricted Shares will be waived in whole or in part in the event of terminations resulting from specified causes, and (b) in other cases waive in whole or in part restrictions or forfeiture and repurchase conditions relating to Restricted Shares.

6.5 Certificates for Restricted Shares. Restricted Shares granted pursuant to the Plan may be evidenced in such manner as the Administrator may determine. If certificates representing Restricted Shares are registered in the name of the Participant, certificates must bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Shares, and the Administrator may, at its discretion, retain physical possession of the certificate until such time as all applicable restrictions lapse.

6.6 Removal of Restrictions. Except as otherwise provided in this Article 6, Restricted Shares granted under the Plan shall be released from escrow as soon as practicable after the last day of the period of restriction. The Administrator, in its discretion, may accelerate the time at which any restrictions shall lapse or be removed. After the restrictions have lapsed, the Participant shall be entitled to have any legend or legends under Section 6.5 removed from his or her Share certificate, and the Shares shall be freely transferable by the Participant, subject to Applicable Laws. The Administrator (in its discretion) may establish procedures regarding the release of Shares from escrow and the removal of legends, as necessary or appropriate to minimize administrative burdens on the Company.

ARTICLE 7
RESTRICTED SHARE UNITS

7.1 Grant of Restricted Share Units. The Administrator, at any time and from time to time, may grant Restricted Share Units to Participants as the Administrator, in its sole discretion, may determine. The Administrator, in its sole discretion, may determine the number of Restricted Share Units to be granted to each Participant.

7.2 Restricted Share Units Notice of Grant. Each Award of Restricted Share Units shall be evidenced by a Notice of Grant that shall specify any vesting conditions, the number of Restricted Share Units granted, the vesting schedule and the delivery schedule (which may include deferred delivery later than the vesting date) and such other terms and conditions as the Administrator, in its sole discretion, may determine.

7.3 Performance Objectives and Other Terms. The Administrator, in its discretion, may set performance objectives or other vesting criteria which, depending on the extent to which they are met, will determine the number or value of Restricted Share Units that will be paid out to the Participant.

7.4 Form and Timing of Payment of Restricted Share Units. At the time of grant, the Administrator may specify the date or dates on which the Restricted Share Units shall become fully vested and nonforfeitable. Upon vesting and the applicable delivery date, the Administrator, on behalf of the Company, may pay Restricted Share Units in the form of cash, in Shares, or other forms of payment or in any combination of the foregoing, as agreed in the Notice of Grant.

7.5 Forfeiture/Repurchase. Except as otherwise determined by the Administrator at the time of the grant of the Award or thereafter, upon termination of employment or service during the applicable restriction period or for other reasons recognized by the Administrator, Restricted Share Units that are at that time unvested shall be forfeited or repurchased by the Company in accordance with the Notice of Grant; provided, however, the Administrator may (a) provide in any Restricted Share Notice of Grant that restrictions or forfeiture and repurchase conditions relating to Restricted Share Units will be waived in whole or in part in the event of terminations resulting from specified causes, and (b) in other cases waive in whole or in part restrictions or forfeiture and repurchase conditions relating to Restricted Share Units.

ARTICLE 8
PROVISIONS APPLICABLE TO AWARDS

8.1 Notice of Grant. Awards under the Plan shall be evidenced by Notice of Grant that set forth the terms, conditions and limitations for each Award which may include the term of an Award, the provisions applicable in the event the Participant’s employment or service terminates, and the Company’s authority to unilaterally or bilaterally amend, modify, suspend, cancel, or rescind an Award.

8.2 No Transferability; Limited Exception to Transfer Restrictions.

8.2.1 Limits on Transfer. Unless otherwise expressly provided in (or pursuant to) this Section 8.2, by Applicable Laws and by the Notice of Grant, as the same may be amended:

(a) Awards are non-transferable and will not be subject in any manner to sale, transfer, anticipation, alienation, assignment, pledge, encumbrance, or charge;

(b) Awards will be exercised only by the Participant or the Participant’s legal representative or beneficiary in the case of the Participant’s Disability or death, respectively, as set forth under Section 5.1(e)(ii); and

(c) amounts payable or Shares issuable pursuant to an Award will be delivered only to (or for the account of), and, in the case of Shares, registered in the name of, the Participant.

8.2.2 Further Exceptions to Limits on Transfer. The exercise and transfer restrictions in Section 8.2.1 will not apply to:

(a) transfers to the Company or a Subsidiary;

(b) subject to the prior approval of the Administrator or an executive officer or director of the Company duly authorized by the Administrator, transfers by gift to “immediate family” as that term is defined in SEC Rule 16a-1(e) promulgated under the Exchange Act;

(c) the designation of a beneficiary to receive benefits if the Participant dies or, if the Participant has died, transfers to or exercises by the Participant’s beneficiary, or, in the absence of a validly designated beneficiary, transfers by will or the laws of descent and distribution;

(d) if the Participant has suffered a disability, permitted transfers or exercises on behalf of the Participant by the Participant’s duly authorized legal representative; or

(e) subject to the prior approval of the Administrator or an executive officer or director of the Company duly authorized by the Administrator, transfer to one or more natural persons who are the Participant’s family members or entities owned and controlled by the Participant and/or the Participant’s family members, including but not limited to trusts or other entities whose beneficiaries or beneficial owners are the Participant and/or the Participant’s family members, or to such other Persons as may be expressly approved by the Administrator, pursuant to such conditions and procedures as the Administrator or may establish. Any permitted transfer shall be subject to the condition that the Administrator receives evidence satisfactory to it that the transfer is being made for estate and/or tax planning purposes and on a basis consistent with the Company’s lawful issue of securities.

Notwithstanding anything else in this Section 8.2.2 to the contrary, but subject to compliance with all Applicable Laws, Incentive Share Options, Restricted Shares and Restricted Share Units will be subject to any and all transfer restrictions under the Code applicable to such Awards or necessary to maintain the intended tax consequences of such Awards.

8.3 Beneficiaries. Notwithstanding Section 8.2, a Participant may, in the manner determined by the Administrator, designate a beneficiary to exercise the rights of the Participant and to receive any distribution with respect to any Award upon the Participant’s death. A beneficiary, legal guardian, legal representative, or other Person claiming any rights pursuant to the Plan is subject to all terms and conditions of the Plan and any Notice of Grant applicable to the Participant, except to the extent the Plan and Notice of Grant otherwise provide, and to any additional restrictions deemed necessary or appropriate by the Administrator. If the Participant is married and resides in a community property state, a designation of a Person other than the Participant’s spouse as his or her beneficiary with respect to more than fifty percent (50%) of the Participant’s interest in the Award shall not be effective without the prior written consent of the Participant’s spouse. If no beneficiary designation has been filed with the Administrator prior to the Participant’s death or no beneficiary survives the Participant, payment shall be made to the Person entitled thereto pursuant to the Participant’s will or the laws of descent and distribution. Subject to the foregoing, a beneficiary designation may be changed or revoked by a Participant at any time provided the change or revocation is filed with the Administrator prior to the Participant’s death.

8.4 Share Certificates and Recordation of Share Ownership. Notwithstanding anything herein to the contrary, the Company shall not be required to issue or deliver any certificates evidencing the Shares or record the Participant as a shareholder pursuant to the exercise or settlement of any Award, unless and until the Administrator has determined, with advice of counsel, that the issuance and delivery of such certificates or recordation is in compliance with all Applicable Laws. All Share certificates delivered pursuant to the Plan and all Share ownership records are subject to any stop-transfer orders and other restrictions as the Administrator deems necessary or advisable to comply with all Applicable Laws. The Administrator may place legends on any Share certificate to reference restrictions applicable to the Shares. In addition to the terms and conditions provided herein, the Administrator may require that a Participant make such reasonable covenants, agreements, and representations as the Administrator, in its discretion, deems advisable in order to comply with any such Applicable Laws. The Administrator shall have the right to require any Participant to comply with any timing or other restrictions with respect to the settlement or exercise of any Award, including a window-period limitation, as may be imposed in the discretion of the Administrator.

8.5 Paperless Administration. Subject to Applicable Laws, the Administrator may make Awards, provide applicable disclosure and procedures for exercise of Awards by an internet website or interactive voice response system for the paperless administration of Awards.

8.6 Payment Method. In the event the exercise price for an Award is paid in a currency other than U.S. Dollars or any other form of payment as permitted in the Notice of Grant, the amount payable will be determined by conversion from U.S. Dollars at the exchange rates set forth in the Notice of Grant or as selected by the Administrator on the date of exercise. A Participant (or his or her legal representative or beneficiary, in the case of the Participant’s Disability or death, respectively) may be required to provide evidence that any currency used to pay the exercise price of any Award was acquired and taken out of the jurisdiction in which the Participant resides in accordance with Applicable Laws, including foreign exchange control laws and regulations.

ARTICLE 9
CHANGES IN CAPITAL STRUCTURE

9.1 Adjustments. In the event of any dividend, share split, combination or exchange of Shares, amalgamation, arrangement or consolidation, spin-off, recapitalization or other distribution (other than normal cash dividends) of Company assets to its shareholders, or any other change affecting the number of Shares or the share price of a Share, the Administrator shall, make such proportionate and equitable adjustments, if any, as the Administrator in its discretion may deem appropriate to reflect such change with respect to (a) the aggregate number and type of shares that may be issued under the Plan (including, but not limited to, adjustments of the Share Limit in Section 3.1); (b) the terms and conditions of any issued and outstanding Awards (including, without limitation, any applicable performance targets or criteria with respect thereto); and (c) the grant or exercise price per share for any issued and outstanding Awards under the Plan.

9.2 Corporate Transactions. Except as may otherwise be provided in any Notice of Grant or any other written agreement entered into by and between the Company and a Participant, if the Administrator anticipates the occurrence, or upon the occurrence, of a Corporate Transaction, the Administrator may, in its sole discretion, provide for:

(a) any and all Awards outstanding hereunder to terminate at a specific time in the future and shall give each Participant the right to exercise the vested portion of such Awards during a period of time as the Administrator may determine,

(b) the purchase of any Award for an amount of cash, as determined by the Administrator in good faith, which may equal to the amount that could have been attained upon the exercise of such Award (and, for the avoidance of doubt, if as of such date the Administrator determines in good faith that no amount would have been attained upon the exercise of such Award, then such Award may be terminated by the Company without payment),

(c)  the replacement of such Award with other rights or property selected by the Administrator in its sole discretion or the assumption of or substitution of such Award by the successor or surviving corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and prices, which will preserve the rights under the affected Awards previously granted hereunder, or

(d)  payment of Award in cash based on the value of Shares on the date of the Corporate Transaction plus reasonable interest on the Award through the date when such Award would otherwise be vested or have been paid in accordance with its original terms, if necessary to comply with Section 409A of the Code.

9.3 Outstanding Awards – Other Changes. In the event of any other change in the capitalization of the Company or corporate change other than those specifically referred to in this Article 9, the Administrator may, in its absolute discretion, make such adjustments in the number and class of shares subject to Awards issued and outstanding on the date on which such change occurs and in the per share grant or exercise price of each Award as the Administrator may consider appropriate to prevent dilution or enlargement of rights.

9.4 No Other Rights. Except as expressly provided in the Plan, no Participant shall have any rights by reason of any subdivision or consolidation of Shares of any class, the payment of any dividend, any increase or decrease in the number of shares of any class or any dissolution, liquidation, merger, or consolidation of the Company or any other corporation. Except as expressly provided in the Plan or pursuant to action of the Administrator under the Plan, no issuance by the Company of shares of any class, or securities convertible into shares of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number of shares subject to an Award or the grant or exercise price of any Award.

ARTICLE 10
ADMINISTRATION

10.1 Administration. The Plan shall be administered by the Administrator.

10.2 Action by the Administrator. Each member of the Board or the Committee is entitled to, in good faith, rely or act upon any report or other information furnished to it by any officer or other employee (if any) of the Company, any Parent, or any Subsidiary, the Company’s independent certified public accountants, or any executive compensation consultant or other professional retained by the Company or the Administrator to assist in the administration of the Plan.

10.3 Authority of the Administrator. Subject to any specific designation in the Plan, the Administrator has the exclusive power, authority and discretion to:

(a) designate Directors, Employees, and Consultants to receive Awards;

(b) determine the type or types of Awards to be granted to each Participant;

(c) determine the number of Awards to be granted and the number of Shares to which an Award will relate;

(d) determine the terms and conditions of any Award granted pursuant to the Plan, including, but not limited to, the exercise price, grant price, or purchase price, any restrictions or limitations on the Award, any schedule for lapse of forfeiture restrictions or restrictions on the exercisability of an Award, and accelerations or waivers thereof, any provisions related to non-competition and recapture of gain on an Award, based in each case on such considerations as the Administrator in its sole discretion determines;

(e) determine whether, to what extent, and pursuant to what circumstances an Award may be settled in, or the exercise price of an Award may be paid in, cash, Shares, other Awards, or other property, or an Award may be canceled, forfeited, or surrendered;

(f) prescribe the form of each Notice of Grant, which need not be identical for each Participant;

(g) decide all other matters that must be determined in connection with an Award;

(h) correct any defect, supply any omission and reconcile any inconsistency in the Plan or any Award, in the manner and to the extent it shall deem desirable to carry the Plan into effect;

(i) establish, adopt, waive, or revise any rules and regulations as it may deem necessary or advisable to administer the Plan;

(j) interpret the terms of, and any matter arising pursuant to, the Plan or any Notice of Grant;

(k) reduce the exercise price per Share underlying an Option; and

(l) make all other decisions and determinations that may be required pursuant to the Plan or as the Administrator deems necessary or advisable to administer the Plan.

10.4 Decisions Binding. The Administrator’s interpretation of the Plan, any Awards granted pursuant to the Plan, any Notice of Grant and all decisions and determinations by the Administrator with respect to the Plan and any Award are final, binding, and conclusive on all parties, including but not limited to the Company, its shareholders, Participants and any beneficiaries thereof.

ARTICLE 11
EFFECTIVE AND EXPIRATION DATE

11.1 Effective Date. The Plan is effective on the Second Merger Effective Time (as defined in that business combination agreement, dated December 27, 2023 (as it may be amended or supplemented from time to time, by and among the Company, AIB Acquisition Corporation, PSI Group Holdings Ltd and other parties thereto)) (the “Effective Date”).

11.2 Expiration Date. The Plan will expire on, and no Award may be granted pursuant to the Plan after, the tenth anniversary of the Effective Date, unless otherwise determined by the Administrator. Any Awards that are outstanding on the tenth anniversary of the Effective Date shall remain in force according to the terms of the Plan and the applicable Notice of Grant.

ARTICLE 12
AMENDMENT, MODIFICATION, AND TERMINATION

12.1 Amendment, Modification, And Termination. With the approval of the Board, at any time and from time to time, the Administrator may, terminate, amend, modify, alter, suspend or discontinue the Plan or any portion thereof.

12.2 Awards Previously Granted. Except with respect to amendments made pursuant to Section 12.1, no termination, amendment, or modification of the Plan shall adversely affect in any material way any Award previously granted pursuant to the Plan without the prior written consent of the Participant, except to the extent any such amendment, alteration, suspension, discontinuance or termination is made to cause the Plan to comply with Applicable Laws or accounting or tax rules and regulations.

ARTICLE 13
GENERAL PROVISIONS

13.1 No Rights to Awards. No Participant, Employee, Director, Consultant or other Person shall have any claim to be granted any Award pursuant to the Plan, and neither the Company nor the Administrator is obligated to treat Participants, Employees, Directors, Consultants and other Persons uniformly. The terms and conditions of Awards and the Administrator’s determinations and interpretations with respect thereto need not be the same with respect to each Participant (whether or not such Participant is similarly situated).

13.2 No Shareholder Rights. No Award gives the Participant any of the rights of a shareholder of the Company unless and until Shares are in fact issued to such Person in connection with such Award.

13.3 Taxes. No Shares shall be delivered under the Plan to any Participant until such Participant has made arrangements acceptable to the Administrator for the satisfaction of any income and employment tax withholding obligations under Applicable Laws. The Company or any Subsidiary shall have the authority and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy all applicable taxes (including the Participant’s payroll tax obligations) required or permitted by Applicable Laws to be withheld with respect to any taxable event concerning a Participant arising as a result of this Plan. The Administrator may in its discretion and in satisfaction of the foregoing requirement allow a Participant to elect to have the Company withhold Shares otherwise issuable under an Award (or allow the return of Shares) having a Fair Market Value equal to the sums required to be withheld. Notwithstanding any other provision of the Plan, the number of Shares which may be withheld with respect to the issuance, vesting, exercise or payment of any Award (or which may be repurchased from the Participant of such Award after such Shares were acquired by the Participant from the Company) in order to satisfy any income and payroll tax liabilities applicable to the Participant with respect to the issuance, vesting, exercise or payment of the Award shall, unless specifically approved by the Administrator, be limited to the number of Shares which have a Fair Market Value on the date of withholding or repurchase equal to the aggregate amount of such liabilities based on the maximum statutory withholding rates for the applicable income and payroll tax purposes that are applicable to such supplemental taxable income.

13.4 No Right to Employment or Services. Nothing in the Plan or any Notice of Grant shall interfere with or limit in any way the right of the Service Recipient to terminate any Participant’s employment or services at any time, nor confer upon any Participant any right to continue in the employment or services of any Service Recipient.

13.5 Unfunded Status of Awards. The Plan is intended to be an “unfunded” plan for incentive compensation. With respect to any payments not yet made to a Participant pursuant to an Award, nothing contained in the Plan or any Notice of Grant shall give the Participant any rights that are greater than those of a general creditor of the Company or any Subsidiary.

13.6 Indemnification. To the extent allowable pursuant to Applicable Laws, each member of the Committee or of the Board shall be indemnified and held harmless by the Company from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by them in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action or failure to act pursuant to the Plan and against and from any and all amounts paid by him or her in satisfaction of judgment in such action, suit, or proceeding against him or her; provided he or she gives timely notice to the Company and provides the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such Persons may be entitled pursuant to the Company’s memorandum of association and articles of association (each, as amended), as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

13.7 Relationship to other Benefits. No payment pursuant to the Plan shall be taken into account in determining any benefits pursuant to any pension, retirement, savings, profit sharing, group insurance, welfare, severance or other benefit plan of the Company or any Subsidiary except to the extent otherwise expressly provided in writing in such other plan or an agreement thereunder.

13.8 Expenses. The expenses of administering the Plan shall be borne by the Company and its Subsidiaries.

13.9 Titles and Headings. The titles and headings of the Sections in the Plan are for convenience of reference only and, in the event of any conflict, the text of the Plan, rather than such titles or headings, shall control.

13.10 Fractional Shares. No fractional Shares shall be issued and the Administrator may determine, in its discretion, whether cash shall be given in lieu of fractional Shares or whether such fractional Shares shall be eliminated by rounding up or down as appropriate.

13.11 Limitations Applicable to Section 16 Persons. Notwithstanding any other provision of the Plan, the Plan, and any Award granted or awarded to any Participant who is then subject to Section 16 of the Exchange Act, shall be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including any amendment to Rule 16b-3 of the Exchange Act) that are requirements for the application of such exemptive rule. To the extent permitted by the Applicable Laws, the Plan and Awards granted or awarded hereunder shall be deemed amended to the extent necessary to conform to such applicable exemptive rule.

13.12 Government and Other Regulations. The obligation of the Company to make payment of awards in Shares or otherwise shall be subject to all Applicable Laws, and to such approvals by government agencies as may be required. The Company shall be under no obligation to register any of the Shares paid pursuant to the Plan under the Securities Act or any other similar law in any applicable jurisdiction. If the Shares paid pursuant to the Plan may in certain circumstances be exempt from registration pursuant to the Securities Act or other Applicable Laws, the Company may restrict the transfer of such Shares in such manner as it deems advisable to ensure the availability of any such exemption.

13.13 Governing Law. The Plan and all Notice of Grant shall be construed in accordance with and governed by the laws of the Cayman Islands, without reference to any choice of law principles.

13.14 Recoupment Policy. All Awards, all amounts paid under the Plan, and all Shares issued under the Plan shall be subject to reduction, recoupment, clawback, or recovery by the Company in accordance with Applicable Laws and with Company policy (whenever adopted) regarding same, whether or not such policy is intended to satisfy the requirements of the Dodd-Frank Wall Street Reform and Consumer Protection Act, the Sarbanes-Oxley Act, or other Applicable Laws, as well as any implementing regulations and/or listing standards.

13.15 Severability. Notwithstanding any contrary provision of the Plan or any Notice of Grant, if any one or more of the provisions (or any part thereof) of this Plan or a Notice of Grant shall be held invalid, illegal, or unenforceable in any respect, such provision shall be modified so as to make it valid, legal, and enforceable, and the validity, legality, and enforceability of the remaining provisions (or any part thereof) of the Plan or Notice of Grant, as applicable, shall not in any way be affected or impaired thereby.

13.16 Inability to Obtain Authority. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Share hereunder, will relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority will not have been obtained.

13.17 Interpretation. In this Plan:

(a) any forfeiture of Shares described herein will take effect as a surrender of shares for no consideration of such Shares as a matter of Cayman Islands law;

(b) any share dividends described herein will take effect as share capitalizations as a matter of Cayman Islands law;

(c) any share splits described herein will take effect as share sub-divisions as a matter of Cayman Islands law;

(d) the allotment and issuance of Shares pursuant to the terms of this Plan following the exercise of an Option or Award shall be subject to the Memorandum and Articles of Association of the Company; and

(e) as a matter of Cayman Islands law, Shares shall not in fact be legally issued, transferred, redeemed, repurchased, or forfeited until the time at which the appropriate entries are made in Register of Members of the Company (the Register of Members being prima facie evidence of legal title to shares).

13.18 Section 409A. To the extent that the Administrator determines that any Award granted under the Plan is or may become subject to Section 409A of the Code, the Notice of Grant evidencing such Award shall incorporate the terms and conditions required by Section 409A of the Code. To the extent applicable, the Plan and the Notice of Grant shall be interpreted in accordance with Section 409A of the Code and the U.S. Department of Treasury regulations and other interpretative guidance issued thereunder, including without limitation any such regulation or other guidance that may be issued after the Effective Date. Notwithstanding any provision of the Plan to the contrary, in the event that following the Effective Date the Administrator determines that any Award may be subject to Section 409A of the Code and related Department of Treasury guidance (including such Department of Treasury guidance as may be issued after the Effective Date), the Administrator may adopt such amendments to the Plan and the applicable Notice of Grant or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, that the Administrator determines are necessary or appropriate to (a) exempt the Award from Section 409A of the Code and/or preserve the intended tax treatment of the benefits provided with respect to the Award, or (b) comply with the requirements of Section 409A of the Code and related U.S. Department of Treasury guidance.

13.19 Appendices. The Administrator may approve such supplements, amendments, or appendices to the Plan as it may consider necessary or appropriate for purposes of compliance with Applicable Laws or otherwise and such supplements, amendments or appendices shall be considered a part of the Plan; provided, however, that no such supplements shall increase the Share Limit contained in Section 3.1 of the Plan without the approval of the Board.